EXHIBIT 5.2

[Letterhead of Robinson & Cole LLP]

March 12, 2021

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484

  Re: Registration Statement on Form S-3 of Hubbell Incorporated

Commission File No. 333-231543, $300,000,000 in Aggregate

Principal Amount of 2.300% Senior Notes due 2031

Ladies and Gentlemen:

We have acted as Connecticut counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 in aggregate principal amount of its 2.300% Senior Notes due 2031 (the “Notes”) pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Act”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2019 (File No. 333-231543) which registration statement became automatically effective under Rule 462(e) promulgated under the Act (as so filed and amended, the “Registration Statement”), a Prospectus, dated May 16, 2019, included as part of the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary Prospectus Supplement, dated March 3, 2021, filed with the SEC describing the Notes offered thereby (together with the Base Prospectus and a related pricing term sheet filed with the SEC as a free writing prospectus, the “Preliminary Prospectus”) and a final Prospectus Supplement, dated March 3, 2021, filed with the SEC (together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issuance of the Notes.

In connection with this opinion letter, we have reviewed the Registration Statement, the Preliminary Prospectus, the Prospectus, the Indenture, dated as of September 15, 1995, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of March 12, 2021 (together with the Base Indenture, the “Indenture”), a copy of the Global Note representing the Notes, the Underwriting Agreement, dated March 12, 2021, among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and HSBC Securities (USA) Inc., as Representatives of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, the joint written consent adopted by the Board of Directors and Finance Committee thereof relating to the Registration Statement, including the offering and sale of the Notes contemplated thereby, and the written authorization of an officer or officers designated in such resolutions to act on behalf of the Company in determining the terms of the Notes within the limitations set forth in such resolutions; and we have examined and relied upon originals, or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates of public officials and such other documents and instruments, and have made such other examinations, as we have deemed necessary or appropriate to enable us to render the opinion set forth herein. As to certain questions of fact material to our opinion, we have relied, with your consent, upon statements in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Underwriting Agreement, the Indenture, certificates of public officials and certificates and statements of officers of the Company and have made no independent investigation of such matters. We have assumed, with your consent, that any certificates of government officials dated prior to the date hereof are still effective and accurate as of the date of this opinion letter.

In rendering the opinion expressed herein, we have assumed, with your consent, (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as copies, (d) the authenticity of the originals of such latter documents, (e) the legal competence of all signatories to such documents, (f) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (g) the truth, accuracy and completeness of the representations and warranties, statements and other information contained in the records, documents, instruments and certificates we have reviewed.

In addition, we have assumed, with your consent, that the Base Indenture has been duly executed and delivered by, and is the valid, binding and enforceable obligation of, the parties thereto, is in full force and effect and has not been amended or modified in a manner that would affect the opinion set forth herein.

The opinion expressed herein is limited to the laws of the State of Connecticut. We express no opinion herein as to the laws of any other state or of the United States and express no opinion as to any federal or state securities or “blue sky” laws or regulations, including without limitation, the Trust Indenture Act of 1939, as amended. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of the Company or any other parties to the documents referenced herein.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the Company has taken all necessary corporate action to authorize the offering and sale of the Notes pursuant to the Registration Statement.

The opinion expressed herein is based upon currently existing statutes, rules, regulations and judicial decisions. We express no opinion herein regarding the effect that any future event or change in circumstances would have on the opinion expressed herein, and we disclaim any obligation to advise you of any change in circumstances or any change in applicable law or the interpretation thereof or subsequent legal or factual developments which might affect any matters or the opinion set forth herein. Any such change in circumstances or in any applicable law, or the interpretation thereof, or in any information or assumptions upon which we have relied, or any inaccuracy of such information or assumptions, could affect the opinion expressed herein. We are opining only as to the matters expressly set forth herein, and no opinion, implied or otherwise, should be inferred as to any other matters.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act and may not be used or relied upon by you or any other person for any other purpose whatsoever without in each instance our prior written consent; provided that copies of this opinion letter may be furnished to your auditors, attorneys and to any person (including any governmental or regulatory body) to the extent required by applicable law, regulation or court order. Notwithstanding the foregoing, Wachtell, Lipton, Rosen & Katz, in rendering its opinion to the Company, dated the date hereof, which opinion letter is being filed as an exhibit to the Company’s Current Report on Form 8-K, dated March 12, 2021, may rely upon the opinion expressed herein, subject to all of the qualifications, limitations and assumptions herein, as if this letter were addressed directly to them.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, dated March 12, 2021, and to the reference to our firm contained in the Preliminary Prospectus and the Prospectus under the heading “Validity of Notes.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Robinson & Cole LLP

Robinson & Cole LLP